SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2003

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

(276) 632-8054

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Item 5.	Other Events

At its regularly scheduled meeting of the Board of Directors of MainStreet BankShares, Inc. on September 17, 2003, the Board of Directors voted unanimously to amend the Corporation’s bylaws. The bylaws are attached as an exhibit to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2003	/s/ C. R. MCCULLAR
C. R. McCullar President and CEO

Date: September 19, 2003	/s/ BRENDA H. SMITH
Brenda H. Smith Executive Vice President/CFO/Corporate Secretary

Index to Exhibits

3(ii)	By-laws of the Corporation, dated August 5, 1999 amended February 20, 2001 and amended October 16, 2002 filed with the Corporation’s Form 10-QSB on November 7, 2002 and amended September 17, 2003 and attached to this 8-K filing as an exhibit.